UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 23, 2017,  EV Properties, L.P., a wholly-owned subsidiary of EV Energy Partners, L.P. (“Partnership”), and the Partnership, as a guarantor, entered into a Tenth Amendment (“Amendment”) to its Second Amended and Restated Credit Agreement (“Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and several lenders party thereto.  The Amendment amended the Credit Facility to, among other things:

-	decrease the borrowing base from $375 million to $325 million;
-	increase the required percentage of Mortgaged Properties from 85% to 95%;
-	amend and restate the guaranty and collateral agreement to substantially increase the collateral securing the Credit Facility to cover all personal property;
-	allow for the maintenance of deposit and securities accounts at non-Lender financial institutions subject to a deposit account control agreement on such accounts; and
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within 15 days of the closing of the Amendment, require Mortgaged Properties to represent at least 98% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

10.1 Tenth Amendment dated October 23, 2017 to the Second Amended and Restated Credit Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated:  October 25, 2017By:  /s/ NICHOLAS BOBROWSKI

Nicholas Bobrowski

Vice President and Chief Financial Officer of

EV Management LLC, general partner of

EV Energy GP, L.P., general partner of

EV Energy Partners, L.P.

EXHIBIT INDEX

10.1 Tenth Amendment dated October 23, 2017 to the Second Amended and Restated Credit Agreement.